EXHIBIT 10.8g
AMENDMENT OF EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT OF EXECUTIVE EMPLOYMENT AGREEMENT is entered into as of October 26, 2021, by and between Centene Corporation, a Delaware corporation, together with its successors and assigns permitted under this Agreement (“Employer”), and Michael F. Neidorff (the “Executive”).

WHEREAS, the parties entered into that certain Executive Employment Agreement dated as of November 8, 2004, which has been amended from time to time (“Agreement”); and

WHEREAS, the parties desire to amend the Agreement as set forth below.

NOW THEREFORE, the parties hereto agree as follows:

1.Section 1(a) is amended to add the following language at the end thereof to read as follows:

Upon the Executive ceasing to be Executive Chairman of the Board, the Executive shall be entitled to purchase one of the Company’s aircraft on commercially reasonable terms, and the parties shall thereafter enter into the agreement regarding such aircraft as described in Section 3(g) of the Agreement. If the Company acquires a new aircraft after the Executive ceases to be Executive Chairman of the Board, the Executive may also exercise this purchase right with respect to such after-acquired aircraft, and the provisions of Section 3(g) of the Agreement shall also apply to such after-acquired aircraft.

2.The Agreement, including but not limited to Section 13 thereof, is affirmed, ratified and continued, as amended hereby.

IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first written above.

CENTENE CORPORATION

By: /s/ Robert K. Ditmore
Its: Lead Director

/s/Michael F. Neidorff
MICHAEL F. NEIDORFF